UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

  CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2019

Super League Gaming, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	001-38819	47-1990734
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2906 Colorado Avenue Santa Monica, California 90404
(Address of principal executive offices)
Registrant: (802) 294-2754
Investor Relations: (949) 574-3860
(Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLGG	Nasdaq Capital Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 23, 2019, Super League Gaming, Inc. (“Super League”) and ggCircuit, LLC (“ggCircuit”) entered into an expanded commercial partnership agreement (“Agreement”) pursuant to which Super League will become the primary consumer-facing brand within ggCircuit’s leading gaming center software platform, known as “ggLeap.” Under the terms of the Agreement, the consumer facing components of ggLeap, including its leaderboards, its competitive seasons and its local loyalty programs, will be rebranded as “Super League Gaming.” The consumer-facing components of ggLeap and its related offerings will be managed by Super League beginning with the next update of the ggLeap software, targeted for release globally in November 2019. ggLeap is a B2B software platform and B2C application created and owned by ggCircuit. ggLeap is licensed and distributed to owners and operators of video gaming centers throughout the world. It helps gaming centers manage the PCs in their venue, administer loyalty programs for local players, and provides the interface and local operating system through which players log into computers and launch all of their gameplay sessions within the gaming centers where ggLeap is deployed.

The November 2019 software platform release is expected to include, among other features, the following new features:

1.
A consumer subscription service branded “Super League Prime,” through which players in gaming centers will be able to access special member benefits;

2.
A global loyalty program for all players in ggLeap powered gaming centers, that also can be available for gaming centers to deploy as their local loyalty program, through which players will be able to earn Super League points, with subscribers to Super League Prime being able to earn points faster and in more ways than non-subscribers. Super League points will be redeemable for prizes that will include physical and digital goods and services, with customized collections of prizes available locally, nationally and internationally; and

3.
An esports events directory that will present players with listings of competitive and social gaming events they can play from within their local gaming centers, including Super League branded events, Super League powered events, events run by the local centers and events run by third party event organizers. Super League will be providing Super League Prime subscribers with access to special events on a regular basis featuring multiple game titles.

Pursuant to the terms and conditions of the Agreement, effective October 1, 2019, these new features, along with all other consumer facing components of ggLeap, will be managed and branded by Super League.

In consideration for the rights granted by ggCircuit to Super League, including the right to commercially exploit Super League Prime and to feature the “Super League Gaming” brand on the applicable ggCircuit customer platform, Super League will pay an upfront fee of $340,000 and quarterly fees over the term of the Agreement ranging from $0 to $150,000, based on contractual revenue levels. Pursuant to the terms and conditions of the Agreement, revenues generated in connection with applicable activities under the Agreement will be shared between Super League and ggCircuit based on contractual revenue sharing percentages. The initial term of the Agreement commences on the effective date and concludes on the fifth anniversary of the effective date, subject to certain automatic renewal provisions.

The foregoing description of the Agreement does not purport to be complete, and is qualified in its entirety by reference to the same, which will be filed in conjunction with the filing of our Quarterly Report on Form 10-Q on or before November 14, 2019.

Item 8.01. Other Events.

On September 27, 2019, the Company issued a press release announcing the expanded commercial partnership agreement described in Item 1.01 of this Form 8-K. A copy of the Company’s press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1.

The information set forth in Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall Exhibit 99.1 filed herewith be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1
Press release from Super League Gaming, dated September 27, 2019, titled “Super League Gaming Launching Monthly Consumer Subscription Service and Expanding Globally Through Comprehensive Partnership with ggCircuit.”

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Super League Gaming, Inc.

Date: September 27, 2019	By:	/s/ Clayton Haynes
Clayton Haynes Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1
Press release from Super League Gaming, dated September 27, 2019, titled “Super League Gaming Launching Monthly Consumer Subscription Service and Expanding Globally Through Comprehensive Partnership with ggCircuit.”